UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 4, 2008

NeoMagic Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-22009	77-0344424
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3250 Jay Street, Santa Clara, California	95054
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (408) 988-7020

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 4, 2008, the Compensation Committee of NeoMagic Corporation (the “Company”) adopted an Executive Officer Bonus Plan (the “Bonus Plan”) that provides for quarterly bonuses to be paid to the Company’s executive officers upon the Company and the executive officers achieving certain milestones. These milestones are:

•	Achieving quarterly revenue goals, as defined in the FY’09 Annual Operating Plan (AOP).

•	Achieving quarterly individual objectives as defined by the CEO, or Board for the CEO.

•	Achieving the annual revenue goal, as defined in the FY’09 AOP.

Payments under the Bonus Plan for achievement of the above milestones are dependent upon achievement of a minimum gross profit threshold.

The Target Bonus for each officer is equal to 25% of base salary as in effect at the time of payment (the “Target Bonus”). If payable, the Target Bonus shall be calculated and paid out as follows:

•	50% of the Target Bonus shall be paid out quarterly, as follows: (i) 30% for achievement of the quarterly revenue goal; and (ii) 20% for achievement of the quarterly individual objectives.

•	50% of the Target Bonus shall be paid out annually (although accrued quarterly as required by GAAP), based upon achievement of the annual revenue goal.

The bonus shall be calculated quarterly for each of the measurement elements. Goal attainment shall be measured quarterly based upon the published quarterly financial statements for the Company. Each bonus payment shall be paid in the Company’s nearest customary payroll payment period following the announcement and publishing of its quarterly financial press release. Each executive officer participant in the Bonus Plan must be an employee of the Company on the date of quarterly or annual bonus payment to receive such payment, however, such requirement shall not conflict with employment agreements of participants.

The amounts payable to the executive officers under the Bonus Plan are undeterminable at this time as payment of the bonuses are dependent upon the executive officers and the Company achieving the milestones set forth above. Nonetheless, for the quarterly portion of each Target Bonus, achievement of the Target Bonus starts when 75% of quarterly revenue goal is reached, and the achievement of the Target Bonus increases linearly from 0% to 100% for quarterly revenue goal achievement between 75% and 100%. For quarterly revenue goal achievement between 100% and 150%, the achievement of the Target Bonus increases linearly from 100% to 200%. For the annual portion of the Target Bonus, the amount of the Target Bonus payable is calculated by the same method of the quarterly bonus, though eventual payment of the annual portion depends upon the achievement of the annual milestones.

As of the date of adoption, the following executive officers were eligible for participation in the Bonus Plan: Douglas R. Young, CEO, Steven P. Berry, CFO, Syed Zaidi, COO, and Deepraj Puar, VP Operations. In addition, persons who become executive officers after that date shall also be eligible to receive payments under the Bonus Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NeoMagic Corporation
(Registrant)
Date: February 8, 2008
/s/ Steven P. Berry
Steven P. Berry
Chief Financial Officer